UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2010

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

At a meeting of the Board of Directors of First United Corporation (the “Corporation”) held on December 15, 2010, the Board voted to elect, starting with the payments due in March 2011, to defer regularly scheduled quarterly interest payments with respect to an aggregate of $41.73 million of the Corporation’s junior subordinated debentures (the “TPS Debentures”) associated with three statutory trust subsidiaries, First United Statutory Trust I, First United Statutory Trust II, and First United Statutory Trust III, that were formed for the purpose of issuing trust preferred securities.  Pursuant to the indentures for the TPS Debentures, the Corporation can elect to defer payments of interest for up to 20 consecutive quarterly periods, provided that there is no event of default (as defined in the indentures) existing at the time of deferral.  The Corporation is not in default under any of the indentures.  The election to defer interest payments is not a default under any of the indentures.  The Corporation intends to reevaluate the deferral of these payments periodically and, in consultation with its regulators, will consider reinstating these payments when appropriate.

During a deferral period, the Corporation may not, among other things and subject to certain exceptions, declare or pay dividends or otherwise make distributions with respect to the Corporation’s capital stock, repurchase any of its capital stock, pay principal or interest on debt that ranks pari passu or junior to the TPS Debentures, or make any payments under guarantees of the Corporation which rank pari passu or junior to the TPS Debentures.  For the most part, these restrictions are already in place due to the Corporation’s decision on November 15, 2010 to defer regularly scheduled quarterly cash dividend payments on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued to the U.S. Department of the Treasury under its TARP Capital Purchase Program.

Interest on the TPS Debentures will continue to accrue during the deferral period and interest on the deferred interest will also accrue, both of which must be paid at the end of the deferral period.  Prior to the expiration of the deferral period, the Corporation has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, may exceed 20 consecutive quarters.

In accordance with the terms of the indentures related to the TPS Debentures, the Corporation intends to provide notice to the indenture trustees, electing to defer the interest payments due on March 17, 2011 with respect to First United Statutory Trust I and First United Statutory Trust II and the interest payments due on March 15, 2012 with respect to First United Statutory Trust III.

The total estimated annual interest that would be payable on the TPS Debentures, if not deferred, is approximately $2.1 million, based on the rates at which such interest is currently accruing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 17, 2010	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver,
Executive Vice President and Chief Financial Officer